Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Actively Managed Exchange-Traded Commodity Fund Trust of our report dated December 23, 2024, relating to the financial statements and financial highlights of each of the Funds listed in Appendix A, which appear in Invesco Actively Managed Exchange-Traded Commodity Fund Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

February 27, 2025

Appendix A

Invesco Agriculture Commodity Strategy No K-1 ETF

Invesco Electric Vehicle Metals Commodity Strategy No K-1 ETF

Invesco Optimum Yield Diversified Commodity Strategy No K-1 ETF